UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Alaska Communications Systems Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2126573

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Telephone Avenue Anchorage, Alaska	99503-6091

(Address of Principal Executive Offices)	(Zip Code)
Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan

(Full title of the plan)
Leonard Steinberg
General Counsel and Corporate Secretary
Alaska Communications Systems Group, Inc.
600 Telephone Avenue
Anchorage, Alaska 99503

(Name and address of agent for service)
(907) 297-3000

(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	Registered	Per share (1)	price	registration fee
Common Stock, par value $.01 per share	3,150,000 shares	6.51	20,506,500	$1,144.26

(1)	Pursuant to Rule 457(h) of the Securities Act of 1933 (“Securities Act”), and solely for the purposes of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of ALSK’s Common Stock on the NASDAQ Global Market on July 9, 2009.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 (“Registration Statement”) registers additional securities of the same class as other securities for which effective registration statements on Form S-8, relating to the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan (“1999 Plan”), 1999 Employee Stock Purchase Plan (“ESPP”) and the 1999 Non-Employee Director Plan (“Director Plan”), as amended, have been filed. This Registration Statement covers 3,150,000 shares including: 3,500,000 shares of Common Stock, $.01 par value, together with the 8,660,486 shares already registered, constitutes 12,160,486 shares of Common Stock registered for issuance under the 1999 Plan, a reduction in the shares registered for issuance under the ESPP by 500,000 shares to constitute 1,050,000 shares and 150,000 shares of Common Stock, $.01 par value, which together with the 350,000 shares already registered, constitute 500,000 shares of Common Stock registered for issuance under the Director Plan.
     This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 3,150,000 shares of Common Stock subject to issuance under the 1999 Plan, the ESPP, and the Director Plan.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by us with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated by reference in this registration statement:
(a)	The Company’s annual report on Form 10-K for the year ended December 31, 2008;

(b)	The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009;

(c)	The Company’s Registration Statement on Form S-8 filed on September 19, 2008 (No. 333-114378);

(d)	The Company’s Registration Statement on Form S-8 filed on October 6, 2004 (No. 333-119569), and

(e)	The description of the Company’s Common Stock, par value $.01 per share, included in Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 17, 1999, including any amendment or report filed for the purpose of updating such description.
     In addition to the foregoing, all documents subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
The following is a list of exhibits filed as part of this registration statement:

EXHIBIT	DESCRIPTION

5.1	Opinion of Paul G. Johnson regarding the shares issued under the Plans

23.1	Consent KPMG LLP.

24.1	Powers of Attorney (included on the signature pages to this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anchorage, State of Alaska, on this 16th day of July, 2009.

Alaska Communications Systems Group, Inc
By:	/s/ Leonard A. Steinberg
Leonard A. Steinberg
General Counsel and Corporate Secretary

POWER OF ATTORNEY
     Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints David Wilson and Leonard A. Steinberg as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature)	(Title)	(Date)

/s/ Liane Pelletier	Chief Executive Officer, Chairman of the	July 16, 2009
Liane Pelletier	Board and President Principal Executive Officer)

/s/ David Wilson	Executive Vice President of Operations,	July 16, 2009
David Wilson	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Annette M. Jacobs	Director	July 16, 2009
Annette M. Jacobs

/s/ Brian Rogers	Director	July 16, 2009
Brian Rogers

/s/ David A. Southwell	Director	July 16, 2009
David A. Southwell

/s/ John M. Egan	Director	July 16, 2009
John M. Egan

/s/ Peter D. Ley	Director	July 16, 2009
Peter D. Ley

/s/ Gary R. Donahee	Director	July 16, 2009
Gary R. Donahee

/s/ Edward J. Hayes	Director	July 16, 2009
Edward J. Hayes

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